FIRST AMENDED AND RESTATED
                         SALE AND SUBSERVICING AGREEMENT

         This First Amended and Restated Sale and Subservicing Agreement (the "Sale and Subservicing Agreement"), dated as of May 12, 1994 by and among those corporations identified and set forth on Schedule 5 attached hereto, each of which is incorporated in the state adjacent to its name set forth on Schedule 5 attached hereto, individually and collectively as Seller (individually and collectively as such, together with its successors and permitted assigns, the "Seller") and as Subservicer hereunder (as such, together with its successors and permitted assigns, the "Subservicer"), NPF V, Inc., an Ohio corporation, as Purchaser (as such, together with its successors and permitted assigns, the "Purchaser"), and National Premier Financial Services, Inc., an Ohio corporation, as Servicer (as such, together with its successors and permitted assigns, the "Servicer").
                                   WITNESSETH:

         WHEREAS, the Seller, the Servicer and NPF-PW, Inc., an Ohio corporation, entered into that certain Sale and Subservicing Agreement dated as of November 4, 1993 (the "Original Sale and Subservicing Agreement") pursuant to which the Seller sold and was obligated to sell certain healthcare accounts receivable to NPF-PW, Inc. among other obligations and pursuant to which the Servicer provides certain servicing obligations with respect to such healthcare accounts receivable;

         WHEREAS, NPF-PW, Inc., the Purchaser, and the Servicer entered into that certain Assignment and Assumption Agreement dated as of May 11, 1994 (the "Assignment Agreement") pursuant to which NPF-PW, Inc. assigned, transferred, conveyed and set over to the Purchaser all of its right, title and interest in and to the Original Sale and Subservicing Agreement, all ancillary agreements executed with respect thereto and all healthcare accounts receivable previously purchased by NPF-PW, Inc. from the Seller, subject to all the conditions and terms set forth in the Assignment Agreement, the terms and conditions set forth in the Original Sale and Subservicing Agreement and all ancillary agreements executed with respect thereto.

        WHEREAS, the Purchaser, as Assignee, the Seller and the Servicer each now desire to amend the Original Sale and Subservicing Agreement in its entirety by entering into this Sale and Subservicing Agreement.

        NOW THEREFORE, intended to be legally bound, the parties hereby agree as follows:

        Section 1. Recitals. The recitals set forth above are hereby incorporated herein as terms and provisions of this Sale and Subservicing Agreement.

        Section 2. Statement of Agreement. The parties to this Sale and Subservicing Agreement, each in consideration of the acts and premises of the other, agree that the Original Sale and Subservicing Agreement is hereby amended in its entirety and restated, from and after the date hereof, to provide as follows:

                       [ PAGE INTENTIONALLY LEFT BLANK ]

                        SALE AND SUBSERVICING AGREEMENT


                                   Dated as of


                                  by and among

              THOSE PARTIES LISTED ON SCHEDULE 5 ATTACHED HERETO,

                          as Seller and as Subservicer,


                                  NPF V, INC.,

                                  as Purchaser,

                                       and

                   NATIONAL PREMIER FINANCIAL SERVICES, INC.,

                                   as Servicer

                                TABLE OF CONTENTS


ARTICLE I               DEFINITIONS...................................................................................

         Section 1.1    Certain Defined Terms ........................................................................     2
         Section 1.2    Other Terms ..................................................................................    11

ARTICLE II              PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS .................................................    12

         Section 2.1    Purchase and Sale ............................................................................    12
         Section 2.2    Conveyance of Receivables ....................................................................    12
         Section 2.3    Establishment of Accounts; Conveyance of Interests Therein; Investment .......................    13
         Section 2.4    Grant of Security Interest ...................................................................    14
         Section 2.5    Further Action Evidencing Purchases ..........................................................    15
         Section 2.6    Eligible Receivables .........................................................................    15
         Section 2.7    Medicare and Medicaid Offsets ................................................................    15
         Section 2.8    Subservicing Reserve .........................................................................    16

ARTICLE III             CONDITIONS OF PURCHASES ......................................................................    16

         Section 3.1    Conditions Precedent to Effectiveness of Agreement ...........................................    16
         Section 3.2    Conditions Precedent to All Purchases ........................................................    18

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF THE SELLER .................................................    18

         Section 4.1    Representations and Warranties as to the Seller ..............................................    18
         Section 4.2    Representations and Warranties of the Seller as to Purchased Receivables .....................    23
         Section 4.3    Repurchase Obligations .......................................................................    25

ARTICLE V               GENERAL COVENANTS OF THE SELLER ..............................................................    26

         Section 5.1    Affirmative Covenants of the Seller ..........................................................    26
         Section 5.2    Reporting Requirements of the Seller .........................................................    26
         Section 5.3    Negative Covenants of the Seller .............................................................    27

ARTICLE VI              ACCOUNTS ADMINISTRATION ......................................................................    28

         Section 6.1    Collection Account ...........................................................................    28
         Section 6.2    Determinations of the Servicer ...............................................................    28
         Section 6.3    Distributions from Accounts ..................................................................    29
         Section 6.4    Allocation of Moneys following Termination Date ..............................................    29
         Section 6.5    Accounting ...................................................................................    30

                                       iv

ARTICLE VII              APPOINTMENT OF THE SUBSERVICER AND SUCCESSOR SERVICER .......................................    30

         Section 7.1     Appointment of the Subservicer ..............................................................    30
         Section 7.2     Additional Subservicers .....................................................................    30
         Section 7.3     Duties and Responsibilities of the Subservicer ..............................................    31
         Section 7.4     Authorization of the Servicer ...............................................................    33
         Section 7.5     Subservicing Fee; Subservicing Expenses .....................................................    34
         Section 7.6     Annual Statement as to Compliance ...........................................................    34
         Section 7.7     Transfer of Servicing Between Subservicer and Servicer ......................................    34
         Section 7.8     Subservicer Not to Resign ...................................................................    35
         Section 7.9     Appointment of the Successor Subservicer ....................................................    35
         Section 7.10    Duties of the Subservicer to the Successor Servicer .........................................    35
         Section 7.11    Effect of Termination or Resignation ........................................................    36

ARTICLE VIII             EVENTS OF SELLER DEFAULT ....................................................................    36

         Section 8.1     Events of Seller Default ....................................................................    36

ARTICLE IX               INDEMNIFICATION .............................................................................    38

         Section 9.1     Indemnities by the Seller ...................................................................    38

ARTICLE X                MISCELLANEOUS ...............................................................................    39

         Section 10.1    Notices, Etc ................................................................................    39
         Section 10.2    Remedies ....................................................................................    39
         Section 10.3    Binding Effect; Assignability ...............................................................    39
         Section 10.4    Costs, Expenses and Taxes ...................................................................    40
         Section 10.5    No Proceedings ..............................................................................    40
         Section 10.6    Amendments; Waivers; Consents ...............................................................    40
         Section 10.7    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.................................    41
         Section 10.8    Execution in Counterparts; Severability .....................................................    42


SCHEDULE 1    INELIGIBLE MEDICAID STATES
SCHEDULE 2    INELIGIBLE BLUE CROSS/BLUE SHIELD PLANS
SCHEDULE 3    SELLER'S PAYOR AND PROVIDER NUMBERS
SCHEDULE 4 LIST OF NAMES UNDER WHICH SELLER IS DOING BUSINESS AND ADDRESSES AT WHICH SELLER IS DOING BUSINESS
SCHEDULE 5 LIST OF SELLER NAMES, STATE IN WHICH SELLER IS INCORPORATED AND STATES IN WHICH SELLER IS QUALIFIED TO DO BUSINESS
SCHEDULE 6    PURCHASE COMMITMENTS
SCHEDULE 7    DATES OF MEDICARE AND MEDICAID COST REPORTS FOR EACH SELLER
SCHEDULE 8    PURCHASE DATES
                                       v

SCHEDULE 9    DISCLOSURES BY THE SELLER


EXHIBIT A FORM OF NOTICE TO PAYORS
EXHIBIT B FORM OF LOCKBOX ACCOUNT AGREEMENT
EXHIBIT C FORM OF PURCHASE ASSIGNMENT
EXHIBIT D FORM OF OFFICER'S CERTIFICATE FOR THE SELLER
EXHIBIT E FORM OF OPINION OF COUNSEL FOR THE SELLER
EXHIBIT F FORM OF REPURCHASE ASSIGNMENT
EXHIBIT G FORM OF SECTION DETERMINATION OF THE SERVICER

        SALE AND SUBSERVICING AGREEMENT (the "Agreement"), dated as of        ,
by and among those corporations identified and set forth on Schedule 5 attached hereto, each of which is incorporated in the state adjacent to its name set forth on Schedule 5 attached hereto, as Seller (as such, together with its successors and permitted assigns, the "Seller") and as Subservicer hereunder (as such, together with its successors and permitted assigns, the "Subservicer"), NPF V, INC., an Ohio corporation, as Purchaser (as such, together with its successors and permitted assigns, the "Purchaser"), and NATIONAL PREMIER FINANCIAL SERVICES, INC., an Ohio corporation, as Servicer (as such, together with its successors and permitted assigns, the "Servicer").

                                   WITNESSETH:

        WHEREAS, each Seller desires to sell to the Purchaser certain health care receivables originated by such Seller and, unless otherwise specifically provided herein to the contrary, each Seller constitutes a separate party to this Agreement with respect to each Seller's duties, responsibilities, obligations, representations, warranties and covenants set forth in this Agreement;

        WHEREAS, the Seller desires to sell certain health care receivables originated by the Seller;

        WHEREAS, the Purchaser is a special purpose corporation formed for the purpose of purchasing certain health care receivables and funding such purchases with the proceeds from the issuance of promissory notes;

        WHEREAS, the Seller and the Purchaser intend that the Purchaser will purchase certain health care receivables from the Seller from time to time;

        WHEREAS, the Purchaser has appointed the Servicer to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement (the "Purchased Receivables");

        WHEREAS, in order to effectuate the purposes of this Agreement, the Purchaser and the Servicer desire that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables;

        WHEREAS, the Seller has been requested and is willing to act as the Subservicer;

        WHEREAS, the Purchaser intends to assign to an Affiliate all of its right, title, interest and obligations with respect to this Agreement; and

        WHEREAS, each Seller acknowledges and consents to the Purchaser's anticipated assignment to an Affiliate of all its right, title, interest and obligations with respect to this Agreement.

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS



        Section 2.1 Certain Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

        "Accreditation" means certification by the JCAHO that a facility fully complies with the standards set by the JCAHO for operation of such facility.

        "Additional Subservicer" has the meaning specified in Section 8.2.

        "Additional Subservicing Agreement" has the meaning specified in Section 8.2.

        "Adverse Claim" means any claim of ownership or any lien, security interest or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

        "Base Rate" means, as of any Purchase Date a percentage equal to per annum.

        "Billed Amount" means, with respect to any Receivable the amount billed to the related Payor with respect thereto prior to the application of any Contractual Allowance.

        "Billing Date" means the date on which the claim with respect to a Receivable was submitted to the related Payor.

        "Blue Cross/Blue Shield Contract" means any and all agreements currently in force between the Seller and any Blue Cross/Blue Shield plan.

        "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio or the State of New York.

        "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense established by 10 USC ss.ss. 1071 et seq.

        "CHAMPUS Receivable" means a Receivable payable pursuant to CHAMPUS.

        "CHAMPUS Regulations" means collectively, all regulation of the Civilian Health and Medical Program of the Uniformed Services including (a) all federal statutes (whether set forth in 10 USC 1071 or elsewhere) affecting CHAMPUS; and
(b) all applicable provisions of all rules, regulations (including 32 CFR 199), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

        "Closing Date" means  May 12, 1994.

        "Collection Account" means the trust account maintained with the Trustee described in Section 3.3(c).

        "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

        "Commercial Lockbox Account" has the meaning specified in Section
3.3(a).

        "Concentration Limit" means: the following expressed as a percentage of the aggregate Net Value of the total outstanding Purchased Receivables:

        (a) Receivables payable by Blue Cross and Blue Shield plans- 20%;

        (b) Receivables for which any one commercial insurer or HMO/PPO is Payor during the time such Payor has a long-term rating of A or better but less than AA from S&P - 8%; and

        (c) Receivables payable by all commercial insurance Payors and HMO/PPO Payors which are unrated or which have a long-term rating of below A from S&P -1%.

        "Contract" means an agreement (or agreements), pursuant to, or under which, a Payor shall be obligated to pay for services rendered or merchandise sold to patients of the Seller from time to time.

        "Contractual Allowance" means an amount verified by the Servicer in accordance with historical liquidation experience (actual collections received on the Billed Amount within 180 days of the Discharge Date) and current reimbursement schedules by Payor Class by which the amount of charges incurred are to be adjusted to reflect the entitled reimbursement pursuant to any contract or other arrangement between a Payor and the Seller.

        "Credit Deficiency" has the meaning specified in Section 7.2(d).

        "Current Net Value Amount" has the meaning specified in Section 7.2(c).

        "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

        "Defaulted Receivable" means a Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 180 days from the Discharge Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in Section (); or (c) the Servicer or the Subservicer otherwise deems any part of the Net Value thereof to be uncollectible.

        "Determination Date" means the Business Day preceding the Purchase Date of each week.

        "Discharge Date" means, with respect to any Receivable, the date of discharge by a Seller of the related patient, in the case of an in-patient and the date of the provision of services or merchandise to the related patient in the case of an out-patient, or the date of the provision of laboratory testing services in the case of an in-patient and an out-patient; provided that in the case of a Receivable originated by a nursing home, the Discharge Date shall be the Billing Date for such Receivable.

        "Dollar" and "$" means lawful money of the United States of America.

        "DRG Code" means the Diagnosis Related Group code assigned by HCFA.

        "Eligible Payor" means a Payor which is (a) (i) a commercial insurance company, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, (ii) a Blue Cross/Blue Shield plan other than those listed on Schedule 2,
            (iii) during such time as the Seller is the Subservicer hereunder,
            (A) Medicare, (B) Medicaid plans other than those administered by the states listed on Schedule 1, or (C) CHAMPUS or (iv) a HMO or PPO, organized under the laws of any jurisdiction in the United States; not an Affiliate of any of the parties hereto;

        (c) in receipt of a letter substantially in the form of Exhibit A hereto; and

        (d) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivable to the Purchaser.

        "Eligible Receivable" means, at any time, a Receivable as to which the representations and warranties of Section 5.2 are true and correct in all respects at the time of Purchase.

        "Eligible Receivable Amount" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to any Contractual Allowance with respect to such Eligible Receivable.

        "Equity Account" means the trust account of the Purchaser maintained with the Trustee titled "Equity Account".

        "Event of Seller Default" has the meaning specified in Section 9.1.

        "Governmental Authority" means the United States of America, federal, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

        "Governmental Consents" has the meaning specified in Section 5.1.

        "HCFA" means the Health Care Financing Administration, an agency of the HHS charged with administering and regulating, inter alia, certain aspects of Medicaid and Medicare.

        "Health Facility License" means a license issued by a state health agency or similar agency or body certifying that the facility has been inspected and found to comply with applicable laws for operating such a health facility.

        "HHS" means the Department of Health and Human Services, an agency of the Federal Government of the United States.

        "HMO" means a health maintenance organization.

        "Indemnified Amounts" has the meaning specified in Section 10.1(a).

        "Indemnified Party" has the meaning specified in Section 10.1(a).

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        "Investment Income" means income on Permitted Investments.

        "JCAHO" means the Joint Commission for Accreditation of Health Care Organizations.

        "Lockbox Account" has the meaning specified in Section 3.3(a).

        "Lockbox Account Agreement" means an agreement between the Servicer and a depository institution satisfactory to the Purchaser with respect to the Commercial Lockbox Account and among the Seller, the Servicer and a depository institution satisfactory to the Purchaser with respect to the Medicare Lockbox Account, in each case (a) providing that all Collections therein shall be remitted directly by such depository institution to the Collection Account within one Business Day of receipt and (b) otherwise satisfactory to the Purchaser.

        "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 USC ss.ss.1396 et seq.) and any statutes succeeding thereto.

        "Medicaid Certification" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicaid Regulations.

        "Medicaid Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering the Medicaid program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

        "Medicaid Receivable" means a Receivable payable pursuant to a Medicaid Provider Agreement.

        "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

        "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss. 1395 et seq.) and any statutes succeeding thereto.

        "Medicare Certification" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicare Regulations.

        "Medicare Lockbox Account" has the meaning specified in Section 3.3(a).

        "Medicare/Medicaid Offset" has the meaning specified in Section 3.7.

        "Medicare/Medicaid Offset Reserve Account" means the trust account maintained with the Trustee as specified in Section 3.3(b).

        "Medicare Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicare program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

        "Medicare Receivable" means a Receivable payable pursuant to a Medicare Provider Agreement.

        "Medicare Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

        "Net Subservicing Fee" means, as of any Purchase Date, an amount equal to the Subservicing Fee minus the Subservicing Reserve for such Purchase Date (but not less than zero).

        "Net Subservicing Reserve" means, as of any Purchase Date, an amount equal to the Subservicing Reserve minus the Subservicing Fee for such Purchase Date (but not less than zero).

        "Net Value" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii) 0.97; minus (b) all payments received from the Payor with respect thereto; provided, that if the Servicer makes a determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero, and provided, further, that for purposes of calculations under , the Net Value of a Defaulted Receivable shall be zero and no deductions in Net Value will be made until such time as the Servicer has received Collections with respect to a Purchased Receivable and processed the related Remittance Advice.

        "Officers' Certificate" means a certificate signed by two persons, one of whom shall (a) hold the office of the Chairman of the Board, President, Vice President or Treasurer and (b) the second of whom shall hold (i) any of the offices described in the preceding clause (a) or (ii) the office of Assistant Treasurer, Secretary or Assistant Secretary.

        "Other Sellers" has the meaning specified in Section 3.7.

        "Paid Receivable" means, as of any Determination Date, a Purchased Receivable as to which a payment by the Payor with respect to such Receivable has been received.

        "Paid Receivables Amount" has the meaning specified in Section 7.2(b).

        "Payor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

        "Payor Class" means, with respect to any Payor, one of the following:
(a) commercial insurance Payors; (b) Medicare Payors; (c) Medicaid Payors; (d) Blue Cross/Blue Shield Payors; (e) CHAMPUS Payors; and (f) HMO and PPO Payors.

        "Permitted Investments" means (a) U.S. Government Obligations having a maturity of not more than 180 days from the date of acquisition; (b) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than 180 days from the date of acquisition; (c) repurchase agreements on obligations specified in clause (a) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase are at the time rated at least AA by S&P; (d) federal funds, certificates of deposit and time deposits of any depository institution or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured obligations of the obligor are at the time rated at least AA by S&P or the short-term unsecured obligations of the obligor are at the time rated at least A-1+ by S&P; (e) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated at least A-1+ by S&P and (f) securities of money market funds rated at least AAm or AAm-G by S&P.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "PPO" means a preferred provider organization.

        "Principal Amortization Event" means an event under any loan agreement or indenture following which the funding of the Purchaser to be utilized in purchasing Receivables hereunder may be terminated.

        "Prior Net Value Amount" has the meaning specified in Section 7.2(a).

        "Program Fee" means, (a) as of the first Purchase Date in any month, an amount determined by the Servicer, equal to (i) 1/12 of the annualized Base Rate multiplied by (ii) the aggregate Net Value of all Purchased Receivables (including those to be purchased on such Purchase Date) other than Defaulted Receivables; and (b) as of any subsequent Purchase Date in any month, an amount determined by the Servicer, equal to (i) 7/360 of the annualized Base Rate multiplied by (ii) any increase in the aggregate Net Value of all Purchased Receivables (including those to be purchased on such Purchase Date) other than Defaulted Receivables since such first Purchase Date.

        "Purchase" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 3.2.

        "Purchase Account" means the trust account of the Purchaser maintained with the Trustee titled "NPF V - Purchase Account."

        "Purchase Assignment" means the assignment of Purchased Receivables entered into between the Seller and the Purchaser on any Purchase Date substantially in the form of Exhibit C.

        "Purchase Commitment" means the dollar amount adjacent to each Seller's name as set forth on Schedule 6 attached hereto.

        "Purchase Date" means the Closing Date and thereafter, the day of each week adjacent to each Seller's name set forth on Schedule 8 attached hereto for the preceding Business Day if such day is not a Business Day.

        "Purchase Notice" means a notice in a form acceptable to the Purchaser, which enables the Purchaser to identify all Eligible Receivables owned on such date by the Seller, and the Required Information with respect thereto, segregated by Payor Class.

        "Purchase Price" has the meaning specified in Section 3.2(b).

        "Purchased Receivable" means any Receivable which has been purchased by the Purchaser hereunder, including a Rejected Receivable prior to its repurchase. Notwithstanding anything to the contrary herein, Purchased Receivable shall only refer to a Receivable (or part thereof) payable by the primary Payor thereof.

        "Purchaser" means NPF V, Inc., an Ohio corporation, together with its successors and assigns.

        "Receivable" means (a) an account receivable billed to a Payor arising from the provision of health care services (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

        (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor;

        (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

        (d) all Collections with respect to any of the foregoing;

        (e) all Records with respect to any of the foregoing; and

        (f) all proceeds of any of the foregoing.

        "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

        "Rejected Amount" has the meaning specified in Section 7.2(e).

        "Rejected Receivable" has the meaning specified in Section 5.3.

        "Related Documents" means each Purchase Assignment, the Lockbox Account Agreement and all documents required to be delivered thereunder and under this Agreement.

        "Remittance Advice" means, in respect of a Receivable, written confirmation received by the Servicer from the Subservicer or the related Payor of the amount paid on a patient specific Receivable.

        "Required Information" means, with respect to a Receivable, (a) the Payor, (b) the DRG Code, if applicable, (c) the Eligible Receivable Amount, (d) the Billing Date, (e) the patient account number and (f) the Discharge Date, if applicable.

        "S & P" means Standard & Poor's Corporation, and its successors and assigns.

        "Seller" means each of those corporations identified and set forth on
Schedule 5 attached hereto, together with its successors and permitted assigns.

        "Seller Credit Reserve Account" means the trust account maintained with the Trustee as specified in Section 3.3(b).

        "Servicer" means National Premier Financial Services, Inc., an Ohio corporation, or any Person designated as the successor Servicer, and its successors and assigns, from time to time.

        "Servicing Officer" means any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Purchased Receivables whose name appears on an Officer's Certificate listing servicing officers furnished to the Purchaser and the Servicer by the Subservicer, as amended, from time to time.

        "Servicing Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Servicer with respect to the Purchased Receivables and the related Payors.

        "Specified Credit Reserve Balance" means, as of any Purchase Date, with respect to the Seller in the Seller Credit Reserve Account an amount equal to 6.5% of the Net Value of Purchased Receivables (including Receivables to be purchased as of such Purchase Date) other than Defaulted Receivables.

        "Specified Medicare/Medicaid Offset Reserve Balance" means, as of any Purchase Date, with respect to the Seller in the Medicare/Medicaid Offset Reserve Account an amount equal to the greater of (a) 0.15% of the Net Value of Purchased Receivables (including Receivables to be purchased as of such Purchase
Date) other than Defaulted Receivables or (b) 1.5 multiplied by the most recent year's aggregate audited Medicare and Medicaid cost report liabilities for the Seller.

        "Subservicer" means the Seller, or any Person designated as Subservicer, from time to time, hereunder.

        "Subservicing Fee" has the meaning specified in Section 8.5.

        "Subservicing Officer" means any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Purchased Receivables whose name appears on an Officer's Certificate listing servicing officers furnished to the Servicer by the Subservicer, as amended, from time to time.

        "Subservicing Reserve" means, as of any Purchase Date, an amount equal to 10.35% of the Net Value of Purchased Receivables purchased on such Purchase Date, deposited, for subservicing expenses, with the Servicer, reimbursable, from time to time, in whole or in part, to the Seller in its capacity as Subservicer by payment of the Subservicing Fee.

        "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

        "Termination Date" means the earlier of (a) May 31, 1997 or (b) the date of declaration or automatic occurrence of the Termination Date pursuant to
Section 9.1.

        "Trustee" means Bankers Trust Company, a national banking association, or any successor Trustee appointed by the Purchaser.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

        Section 2.2 Other Terms.

        All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

                                    ARTICLE I
                  PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

        Section 3.1 Purchase and Sale.

        The Seller does hereby agree to sell, transfer, assign, set over and convey to the Purchaser, without recourse, all right, title and interest of the Seller in and to the Purchased Receivables sold pursuant to this Agreement and the Purchaser does hereby agree to purchase Eligible Receivables pursuant to the terms of this Agreement; provided, that with respect to each Purchased Receivable which is a Medicare Receivable, a Medicaid Receivable or a CHAMPUS Receivable, the Seller, as Subservicer hereunder, shall retain all rights of collection with respect to such Receivable.

        Section 3.2 Conveyance of Receivables.

        (a) No later than 2:00 p.m. on the fifth Business Day prior to each Purchase Date, the Seller will deliver, or cause to be delivered, to the Servicer a Purchase Notice. In the event that the Seller does not provide such notification, the Purchaser will have no obligation to purchase any Eligible Receivable on such Purchase Date. Upon receipt of a Purchase Notice, the Servicer, in its sole discretion, as agent for the Purchaser, shall determine which, if any, of the Eligible Receivables specified therein the Purchaser shall purchase. In the event the Servicer determines (the determination of the Servicer being conclusive in this regard) that any Receivables identified on such notice are not Eligible Receivables, such Receivables shall not be eligible for sale on such Purchase Date. On each Purchase Date, following its selection, if any, of Eligible Receivables, the Servicer will complete, execute and deliver a Purchase Assignment to the Purchaser and the Seller. The Purchaser and the Seller shall thereupon execute such Purchase Assignment and deliver executed copies thereof to each other and to the Servicer. Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase Receivables from the Seller to the extent the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) is in excess of the Purchase Commitment.

        (b) The Purchase Price with respect to Purchased Receivables purchased on any Purchase Date shall be an amount (not less than zero) equal to (i) the aggregate Net Values of such Purchased Receivables; minus (ii) the sum of (A) the Program Fee as of such Purchase Date; (B) the amount, if any, by which the amount in the Seller Credit Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date (which amount will be the full Specified Credit Reserve Balance on the initial Purchase Date); and (C) the amount, if any, by which the amount in the Medicare/Medicaid Offset Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Medicare/Medicaid Offset Reserve Balance as of such Purchase Date (which amount will be the full Specified Medicare/Medicaid Offset Reserve Balance on the initial Purchase Date). Following delivery of a duly executed Purchase Assignment, subject to the satisfaction of the conditions set forth in Section 4.2, the Purchaser shall, by withdrawal from the Purchase Account, (w) pay to the Seller the Purchase Price for all

Purchased Receivables purchased on such Purchase Date, (x) deposit the Program Fee in the Equity Account, (y) make a deposit in the amount set forth in
(B) above, if any, in the Seller Credit Reserve Account, and (z) make a deposit in the amount set forth in (C) above, if any, in the Medicare/Medicaid Offset Reserve Account. Payment of such Purchase Price shall be made by the Servicer, as agent for the Purchaser, causing the Trustee to effect such payment. In the event the Purchase Price is zero on any Purchase Date, the Purchaser shall only be required to make deposits specified in (w), (x), (y), and (z) above in an amount equal to the Net Value of such Purchased Receivables as of such Purchase Date, with priority being given in the foregoing order. In the event the Net Value of such Purchased Receivables purchased on that Purchase Date is less than the Program Fee (including where no Receivables are purchased on the relevant Purchase Date), to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, the Servicer shall cause the Trustee to withdraw the difference from the Seller Credit Reserve Account to the extent of amounts in excess of the Specified Credit Reserve Balance on such Purchase Date and deposit it in the Equity Account.

        (c) Following payment of the Purchase Price on any Purchase Date, ownership of each Purchased Receivable will be vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any Purchased Receivable. The Seller shall indicate in its Records that ownership of each Purchased Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents (other than medical records, which shall be retained by the Seller) relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner thereof, and possession of any Required Information or incident relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only. To further evidence such sale, at the request of the Purchaser, the Seller shall (i) mark conspicuously each invoice evidencing each Purchased Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all right and title thereto and interest therein as provided in this Agreement; (ii) mark its master data processing records evidencing such Purchased Receivables with such legend; and (iii) send notification to Payors as to the transfer of such interest in the Purchased Receivables.

        Section 3.3 Establishment of Accounts; Conveyance of Interests Therein;
                    Investment.

        (a) Lockbox Account. Prior to the execution and delivery of this Agreement, the Seller shall (i) establish and maintain at the Seller's expense
(A) an account in the name of the Seller with a depository institution satisfactory to the Purchaser (the "Medicare Lockbox Account") into which all Collections in respect of Medicaid, Medicare and CHAMPUS Receivables shall be deposited and (B) an account in the name of the Servicer into which all Collections from Eligible Payors in respect of other Receivables shall be deposited (the "Commercial Lockbox Account"; provided that neither the Seller nor the Servicer shall be permitted to withdraw any amounts from the Commercial Lockbox Account or change the procedures under the Lockbox Account Agreement except in the case of an assignment by the Purchaser of its interests herein under Section . The Medicare Lockbox Account and the Commercial Lockbox Account are referred to collectively in this Agreement as the "Lockbox Account") and (ii) enter into the Lockbox Account Agreement. The provisions of the Lockbox Account Agreement described in the definition thereof may not be amended without the consent of the Trustee.

        (b) Seller Credit Reserve Account; Medicare/Medicaid Offset Reserve Account. The Purchaser has established and shall maintain trust accounts with the corporate trust department of the Trustee titled "NPF V - Seller Credit Reserve Account" (the "Seller Credit Reserve Account") and "NPF V - Medicare/ Medicaid Offset Reserve Account" (the "Medicare/Medicaid Offset Reserve Account").

        (c) Collection Account. The Purchaser has established and shall maintain a trust account with the corporate trust department of the Trustee titled "NPF V
- - Collection Account" (the "Collection Account").

        (d) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to (i) all amounts deposited, from time to time, in the Seller Credit Reserve Account and the Medicare/Medicaid Offset Reserve Account and (ii) subject to the provisions of hereunder, all amounts deposited, from time to time, in the Lockbox Account and the Collection Account. Any Collections in respect of Purchased Receivables held by the Seller or the Subservicer pending transfer to the Collection Account as provided in this Agreement, shall be held by the Seller in trust for the benefit of the Purchaser until such amounts are deposited into the Collection Account or the Lockbox Account. In the event Collections in respect of Purchased Receivables held by the Seller (whether in the Lockbox Account or otherwise) shall not be remitted to the Collection Account on the day of receipt or the following Business Day if the day of receipt is not a Business Day in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 12% per annum or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency.

        (e) Notwithstanding anything to the contrary herein, the Seller may, but shall not be obligated to, make a deposit at any time in the Seller Credit Reserve Account or the Medicare/Medicaid Offset Reserve Account.

        Section 3.4 Grant of Security Interest.

        It is the intention of the parties hereto that each payment by the Purchaser to the Seller with respect to Purchased Receivables to be made hereunder shall constitute part of the purchase and sale of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Seller Credit Reserve Account, the Medicare/Medicaid Offset Reserve Account; and all amounts on deposit with respect to Purchased Receivables from time to time in the Lockbox Account and the Collection
Account, all other rights relating to and payments made in respect of this Agreement, and all proceeds of any of the foregoing.

        Section 3.5 Further Action Evidencing Purchases.

        (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any Purchase Assignment. Without limiting the generality of the foregoing, the Seller will, upon the request of the Purchaser, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may request.

        (b) The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Purchased Receivables and Collections with respect thereto without the signature of the Seller.

        Section 3.6 Eligible Receivables.

        All determinations of the Servicer under this Agreement including, without limitation, whether Receivables are Eligible Receivables and the Eligible Receivable Amounts, shall be conclusive.

        Section 3.7 Medicare and Medicaid Offsets.

        The parties acknowledge that the Purchaser and the Servicer have entered into a series of agreements in substantially the form as this Agreement with other sellers of Receivables ("Other Sellers") and that the Medicare/Medicaid Offset Reserve Account has been established to provide liquidity to the Purchaser with respect to Medicare Receivables and Medicaid Receivables as to which an offset against payment thereof has occurred due to a Medicare or Medicaid settlement not made directly by a Seller (a "Medicare/Medicaid Offset"), whether such Receivables were sold to the Purchaser by the Seller or by Other Sellers. In the event of a Medicare/Medicaid Offset with respect to a Receivable purchased by the Purchaser from the Seller or an Other Seller, the Servicer will cause the Trustee to withdraw the amount of such Medicare/Medicaid Offset from the Medicare/Medicaid Offset Reserve Account and deposit it in the Purchase Account. If such Receivable was sold to the Purchaser by the Seller, the Seller shall repurchase such Medicare Receivable or Medicaid Receivable in the same manner as set forth in Section 5.3. The amount of the Medicare/Medicaid Offset shall be deposited by the Seller with the Servicer for deposit in the Medicare/Medicaid Offset Reserve Account. The remaining amount of the Net Value of the Receivable shall be deposited by the Seller with the Servicer for deposit in the Purchase Account. In the event such Receivable was sold to the Purchaser by an Other Seller, the Purchaser agrees to enforce the Other Seller's obligation to repurchase such Receivable under the terms of its agreement with such Other Seller and to cause the amount of such repurchase by the Other Seller to be deposited in the Medicare/Medicaid Offset Reserve Account. The Servicer will maintain a detailed accounting record of all deposits and withdrawals from the Medicare/Medicaid Offset Reserve Account including whether a withdrawal was made with respect to a Medicare/Medicaid Offset on a Receivable sold to the Purchaser by the Seller or an Other Seller. For purposes of calculating whether the amount in the Medicare/Medicaid Offset Reserve Account deposited by the Servicer on behalf of the Seller (net of withdrawals required hereunder with respect to the Seller) is equal to the Specified Medicare/Medicaid Offset Reserve Balance, only withdrawals with respect to a Medicare/Medicaid Offset on a Receivable sold to the Purchaser by the Seller will be deemed to be with respect to the Seller.

        Section 3.8 Subservicing Reserve.

        On each Purchase Date, the Seller shall deposit with the Servicer an amount equal to the Subservicing Reserve. The Subservicer acknowledges that such amount may be offset by the Subservicing Fee pursuant to Section 8.5. Payment of the Net Subservicing Reserve may be made by application of amounts otherwise payable to the Seller (including the Purchase Price to the extent allocable to the Seller).


                                   ARTICLE II
                             CONDITIONS OF PURCHASES

        Section 4.1 Conditions Precedent to Effectiveness of Agreement.

        The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the Servicer shall have received on or before the Closing Date the following, in form and substance satisfactory to the Purchaser and the Servicer:

        (a) With respect to the Seller:

        (i) the certificate or articles of incorporation of the Seller certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of its state of incorporation;

        (ii) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the respective Secretary of State of its state of incorporation and each state in which the Seller is required to qualify to do business;

        (iii) a certificate of the Secretary or Assistant Secretary of the Seller (on which certificate the Servicer and the Purchaser may conclusively rely until such time as the Servicer shall receive from the Seller a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the Related Documents, (B) a copy of the Seller's by-laws or code of regulations, and
    (C) a copy of the resolutions of the board of directors of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby;

        (iv) an Officer's Certificate in the form of Exhibit D hereto;

        (v) certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date no more than ten days prior to the Closing Date listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor, together with copies of such financing statements, and searches of applicable federal and state court and agency dockets and lien records showing all judgment liens affecting the Seller or the Eligible Receivables and tax liens; and

        (vi) acknowledgment copies of proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in Purchased Receivables previously granted by the Seller including, without limitation, all such releases specified by the Seller prior to the date hereof;

        (b) Consents required by, or of, any Person or Governmental Authority, if any, to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

        (c) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect of Purchased Receivables, naming the Seller as the assignor and the Purchaser as the assignee or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's ownership interests in all Purchased Receivables in which an interest may be assigned hereunder;

        (d) Fully executed copies of the Lockbox Account Agreement;

        (e) The favorable opinion of counsel to the Seller substantially in the form attached hereto as Exhibit E;

        (f) Such other approvals, opinions, documents and instruments, as the Purchaser or the Servicer may reasonably request;

        (g) The Seller shall have paid such closing costs as have previously been agreed with the Purchaser; and

        (h) The Seller shall have sent each Eligible Payor a notice substantially in the form of Exhibit A.

        Section 4.2 Conditions Precedent to All Purchases.

        Each Purchase (including the initial Purchase) from the Seller by the Purchaser shall be subject to the further conditions precedent that:

        (a) The representations and warranties of the Seller set forth in Sections 5.1 and 5.2 are true and correct on and as of such date, before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

        (b) No event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Seller Default or would constitute an Event of Seller Default, but for the requirement that notice be given or time elapse or both;

        (c) The Seller is in compliance with each of its covenants set forth herein;

        (d) The Termination Date shall not have occurred;

        (e) Each Receivable submitted by the Seller for purchase is an Eligible Receivable; and

        (f) The Seller shall have taken such other action, including delivery of approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        Section 5.1 Representations and Warranties as to the Seller.

        The Seller (in its capacities as Seller and Subservicer hereunder) represents and warrants to the Purchaser and the Servicer, as of the date hereof and on each subsequent Purchase Date, as follows:

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

        (b) The Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver, this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

        (c) The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the transactions contemplated thereby,
(i) have been duly
authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's certificate or articles of incorporation or by-laws or code of regulations, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or
(C) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and
(iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

        (d) This Agreement and the Related Documents have each been duly executed and delivered on behalf of the Seller and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

        (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Purchaser or the Servicer of any of their rights or remedies thereunder;

        (f) Except as disclosed by the Seller on Schedule 9 attached hereto, there is no pending or threatened action, suit or proceeding, of a material nature against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Seller or the Subservicer of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, (C) the Receivables or the Contracts or (D) the federal income tax attributes of the Purchases, or (iv) asserting a claim for payment of money in excess of $100,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Seller for the payment thereof);

        (g) No injunction, bankruptcy petition, writ, restraining order or other order of any material nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement has been issued by or filed with a Governmental Authority;

        (h) The Seller has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities, and all certificates of need for the construction or expansion of or investment in health care facilities, all Health Facility Licenses, Accreditations, Medicaid Certifications and Medicare Certifications necessary for the activities and business of the Seller and each of its Subsidiaries as currently conducted and as proposed to be conducted, the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and the performance by the Seller of this Agreement and the related Documents (hereinafter referred to collectively as "Governmental Consents");

        (i) Without limiting the generality of the prior representation: (A) each Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement, Medicare Provider Agreement and each of the Blue Cross/Blue Shield Contracts of the Seller and each of its Subsidiaries as previously delivered to the Purchaser is in full force and effect and has not subsequently been amended or otherwise modified, rescinded or revoked or assigned, (B) the Seller and each Subsidiary as previously delivered to the Purchaser is in compliance with the requirements of Medicaid, Medicare, CHAMPUS and related programs, and the Blue Cross/Blue Shield Contracts, and (C) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Seller or any other health care facility owned or operated by the Seller or any of its Subsidiaries, or such facility's participation in any Medicaid, Medicare, CHAMPUS or other similar program, or of any Blue Cross/Blue Shield Contracts and there is no claim that any such Governmental Consent, participation or contract is not in full force and effect;

        (j) The Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller;

        (k) The primary business of the Seller is the provision of health care services and/or equipment. The Payors' related provider numbers set forth on
Schedule 3 have been issued to the Seller and Schedule 3 is a true and complete list of all provider numbers assigned by Payors to the Seller or its Subsidiaries;

        (l) Except as set forth on Schedule 7 hereto, the Medicaid and Medicare cost reports of each facility and of the home office of the Seller have been examined and audited by (A) as to Medicaid, the state agency, or other HCFA-designated agents or agents of such state agency, charged with such responsibility or (B) as to Medicare, the Medicare intermediary or other HCFA-designated agents charged with such responsibility;

        (m) All information heretofore or hereafter furnished by or on behalf of the Seller to the Servicer or the Purchaser in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

        (n) With respect to the Seller or any of its Subsidiaries, there has occurred no event which has or is reasonably likely to have a material adverse effect on the Seller's financial condition, business or operations, including its ability to perform its obligations under this Agreement;

        (o) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller has not incurred Debts beyond its ability to pay; the Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the sales of Purchased Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present or future creditors of the Seller;

        (p) The consolidated balance sheets of Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries, as at February 28, 1994, and the related statements of income and shareholders' equity of Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries for the nine month period then ended, prepared internally by Geriatric & Medical Companies, Inc., copies of which have been furnished to the Purchaser and Servicer, fairly present the consolidated financial condition, business and operations of Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries as at such date and the consolidated results of the operations of Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since February 28, 1994 there has been no material adverse change in any such condition, business or operations;

        (q) The Medicare Lockbox Account and the Commercial Lockbox Account are the only lockbox accounts maintained by the Seller and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached as Exhibit A hereto, which notice was mailed on the Closing Date, and is required to, remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare and CHAMPUS Receivables which have been directed to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account);

        (r) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are now no, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

        (s) The legal name of the Seller is as set forth at the beginning of this Agreement and except as set forth in the designated space beneath its signature line in this Agreement the Seller has not changed its name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names;

        (t) The Receivables of the Seller have been and will continue to be adjusted to reflect reimbursement policies of the Payors with respect thereto; in particular, the Eligible Receivable Amounts of Receivables relating to such Payors do not and shall not exceed amounts the Seller is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges of the Seller;

        (u) No Payor of an Eligible Receivable being sold on any Purchase Date has any claim of a material nature against or affecting the Seller or the property of the Seller;

        (v) The Seller has not done and shall not do anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Purchased Receivable or any related Contract;

        (w) The Seller has made and will continue to make all payments to Payors necessary to prevent any Payor from offsetting any earlier overpayment to the Seller against any amounts such Payor owes on a Purchased Receivable;

        (x) Each Purchase Notice contains a complete and accurate list of all Eligible Receivables of the Seller as of its date;

        (y) For federal income tax reporting and accounting purposes, the Seller will treat the sale of each Purchased Receivable pursuant to this Agreement as a sale of, or absolute assignment of its full right, title and ownership interest in, such Purchased Receivable to the Purchaser and the Seller has not in any other manner accounted for or treated the transactions in Purchased Receivables by the Seller contemplated hereby;

        (z) This Agreement and each Purchase Assignment constitutes a valid transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Seller in and to the Purchased Receivables now existing and hereafter created;

        (aa) The Seller has valid business reasons for selling its interests in the Purchased Receivables rather than obtaining a loan with the Purchased Receivables as collateral; and

        (bb) As of the date first above written, the Seller operates the facilities included on Schedule 4 hereto. The Seller is not doing business under any name other than those listed on Schedule 4 hereto. Further, one or more but no more than those names listed on Schedule 4 hereto are payees on the checks received from Eligible Payors.

        Section 5.2 Representations and Warranties of the Seller as to Purchased Receivables.

        With respect to each Purchased Receivable sold pursuant to this Agreement (including, without limitation, claims which may be satisfied by set-off of any amounts due under any Receivable), the Seller represents and warrants, as of the date hereof and on each subsequent Purchase Date, as follows:

        (a) Such Receivable is the primary liability of an Eligible Payor and is recognized by the Eligible Payor as its primary liability;

        (b) The Required Information contained in the Purchase Notice is true and correct;

        (c) Such Receivable is not a Defaulted Receivable and has not become a Paid Receivable;

        (d) The Seller has submitted all necessary documentation and supplied all necessary information for payment of such Receivable to the Payor and has fulfilled all its other obligations, in respect thereof, including verification of the eligibility of the Receivable for payment by such Payor;

        (e) Neither the Receivable nor the related Contract has been satisfied, subordinated or rescinded, or except as disclosed in writing to the Purchaser, amended in any manner;

        (f) The Net Value of such Receivable is net of any Contractual Allowance or other modifications and neither the Receivable nor the related Contract has or will be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, and is not nor will be subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense or modification, whether arising out of transactions concerning the Contract or otherwise;

        (g) Such Receivable is an account receivable created through the provision of medically necessary services or merchandise supplied by the Seller in the ordinary course of its business and the sales prices of such services or merchandise were usual, customary and reasonable in the Seller's community for such services;

        (h) Such Receivable is an "account" within the meaning of the UCC and is not evidenced by an "instrument" within the meaning of the UCC;

        (i) Such Receivable has a Net Value which, when added to the Net Value of all other Receivables in such Payor Class and which constitute Purchased Receivables hereunder, does not exceed the Concentration Limit;

        (j) Such Receivable (A) has a Purchase Date no later than 150 days from its Billing Date, and (B) with respect to all Purchases following the initial Purchase, has a Billing Date no later than 30 days after the Discharge Date of the patient to whom the health care services giving rise to the Receivable were rendered;

        (k) The related Contract is, and was at the time of the services giving rise to the Receivable, in full force and effect and constitutes the legal, valid and binding obligation of the Payor enforceable against such Payor in accordance with its terms, such Receivable was created in accordance with the requirements of the Contract and applicable law, including, without limitation, to the extent the Receivable is subject to limitations imposed by workers' compensation law or a related Contract and is entitled to be paid pursuant to the terms of the related Contract, and a copy of any related Contract to which the Seller is a party has been delivered to the Purchaser, the amount of the Eligible Receivable does not exceed the limitations so imposed, and each Receivable to which the fees are so restricted has been clearly identified as being subject to such restrictions;

        (l) Such Receivable is denominated and payable in Dollars in the United States;

        (m) Such Receivable is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale, the Purchaser has acquired a valid ownership interest in such Receivable, free and clear of any Adverse Claim;

        (n) No consent from the Payor or any other Person shall be required to effect the sale of any Purchased Receivables;

        (o) The Payor of such Receivable has not been the Payor of any Defaulted Receivables in the past 12 months (other than, for the purpose of this clause, for good faith disputes);

        (p) There are no procedures or investigations pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

        (q) Neither such Receivable nor the related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

        (r) Such Receivable complies with such additional criteria and requirements (other than those relating to the collectibility of such Receivables) as the Purchaser may from time to time specify to the Seller following 30 days' notice;

        (s) The Eligible Receivable Amount of such Receivable is not in excess of $150,000; and

        (t) The Seller has no knowledge of any fact which should have led it to expect at the time of sale of such Receivable to the Purchaser that the Net Value of such Receivable would not be paid in full.

The parties acknowledge that some of the foregoing representations and warranties may have been made only to the best of the Seller's knowledge. Nevertheless, notwithstanding the Seller's lack of knowledge with respect to an inaccuracy of a representation and warranty, the parties agree that any such inaccuracy shall be deemed a breach of the applicable representation or warranty.

        Section 5.3 Repurchase Obligations.

        Upon discovery by any party hereto of a breach of any representation or warranty in this which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other parties hereto. Thereafter, on the next Purchase Date, the Purchase Price for new Purchased Receivables, to the extent sufficient, shall be offset by the Net Value of such Receivable or the Seller shall, prior to the succeeding Determination Date, remit to the Purchaser the Net Value of such Receivable or the Purchaser shall offset the Net Value of such Receivable from other amounts due to the Seller hereunder. Such amount shall be deemed to be Collections of such Receivable (each such Receivable, a "Rejected Receivable") received and shall be deposited in the Collection Account. It is understood and agreed that the obligation of the Seller with respect to any Rejected Receivable pursuant to this Section 5.3 shall constitute the sole remedy for the breach of any representation or warranty in respect of such Receivable; provided, that the foregoing limitation shall not be construed to limit in any manner the Purchaser's right to (a) in the event the Seller fails to effect a repurchase as set forth hereinabove offset against any amounts it owes the Seller under this Agreement (including any Purchase Price), the Net Value of such Rejected Receivable; or (b) declare the Termination Date to have occurred or to terminate the responsibilities of the Servicer hereunder to the extent that such breaches also constitute an Event of Seller Default. Except as set forth in this Section 5.3, the Seller shall have no right to repurchase or remit funds with respect to any Purchased Receivable.


                                   ARTICLE IV
                         GENERAL COVENANTS OF THE SELLER

        Section 6.1 Affirmative Covenants of the Seller.

        The Seller shall, unless the Purchaser shall otherwise consent in writing:

        (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables, related Contracts and Collections with respect thereto;

        (b) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and continue to operate its business in the manner set forth in Section 5.1(a);

        (c) Cause to be delivered to the Purchaser on or before September 30 of each year beginning with September 30, 1996, (i) an Officer's Certificate of the Seller in the form of Exhibit D, dated the date of such delivery; and (ii) an opinion of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of its delivery of the opinion of counsel which the Seller delivered to the Purchaser and the Servicer on the Closing Date pursuant to Section 4.1(e);

        (d) Deposit all Collections received in respect of Purchased Receivables into the appropriate Lockbox Account within one Business Day of receipt; and

        (e) Make all payments to any Payors necessary to prevent the Payor from offsetting a prior overpayment to the Seller against any amount the Payor owes on a Purchased Receivable.

        Section 6.2 Reporting Requirements of the Seller.

        The Seller shall furnish, or cause to be furnished, to the Purchaser:

        (a) As soon as available and in any event within 45 days after the end of each of the first three quarters of its fiscal year a consolidated and consolidating balance sheet of the Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries, if any, as of the end of such quarter, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of the Geriatric & Medical Companies, Inc.;

        (b) As soon as available and in any event within 120 days after the end of its fiscal year, a copy of the consolidated and consolidating financial statement of the Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries, if any, as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of the Geriatric & Medical Companies, Inc. and its consolidated Subsidiaries, if any, for such year, in each case reviewed by a firm of independent public accountants as is acceptable to the Purchaser and the Servicer;

        (c) Promptly after the sending or filing thereof, copies of all reports which the Seller files with any Governmental Authority as they relate to the Seller's Receivables or sends to any of its security holders and a copy of the annual report (if any) of the Seller;

        (d) As soon as possible and in any event within five days after the occurrence of an Event of Seller Default (including without limitation a material adverse change in the financial condition of the Seller as determined by the Servicer) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Seller Default, the statement of the chief executive officer of the Seller setting forth complete details of such Event of Seller Default and the action which the Seller has taken, is taking and proposes to take with respect thereto; and

        (e) Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the Contracts or the condition or operations, financial or otherwise, of the Seller, or the Seller or any of its Subsidiaries, if any, as the Purchaser may, from time to time, reasonably request.

        Section 6.3 Negative Covenants of the Seller.

        The Seller shall not, without the written consent of the Purchaser and the Servicer:

        (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract with respect thereto, or, upon or with respect to the Lockbox Account, the Seller Credit Reserve Account, the Medicare/Medicaid Offset Reserve Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Purchased Receivable;

        (b) Extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto or in any manner impede or interfere with the collection of such Purchased Receivable;

        (c) Make any material change in the character of its business;

        (d) Make any change in its instructions to Payors regarding payments with respect to Eligible Receivables to be made to the Seller or payments to be deposited to the Lockbox Account;

        (e) To the extent it has a material adverse effect on its business, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person;

        (f) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept absent 30 days prior written notice to the Purchaser or (ii) its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names absent 30 days prior written notice to the Purchaser; or

        (g) Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser. It is understood and agreed that the obligation of the Seller to comply with the covenants set forth in this Section 6.3 shall be subject to the Seller's obligation to comply with any order or directive of a Governmental Authority of competent jurisdiction and that compliance with such order or directive shall not constitute a breach of such covenant; provided, that the foregoing shall not be construed to limit in any manner the Purchaser's right to declare the Termination Date to have occurred to the extent that such noncompliance with such covenant (whether or not resulting from such an order or directive) shall constitute, or contribute to the determination of, an Event of Seller Default.

                                    ARTICLE V
                             ACCOUNTS ADMINISTRATION

        Section 7.1 Collection Account.

        The Purchaser and the Servicer acknowledge that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be returned to the Seller in accordance with Section 7.3.

        Section 7.2 Determinations of the Servicer.

        On each Determination Date, the Servicer will determine:

        (a) the Net Value of all Purchased Receivables as of the prior Determination Date plus the Net Value of all Purchased Receivables purchased on the prior Purchase Date (the "Prior Net Value Amount");

        (b) the amount of Collections on all Purchased Receivables received since the prior Determination Date (the "Paid Receivables Amount");

        (c) the Net Value of all Purchased Receivables as of the current Determination Date (the "Current Net Value Amount");

        (d) an amount equal to (i) the Prior Net Value Amount minus (ii) the Paid Receivables Amount minus (iii) the Current Net Value Amount (but not less than zero) (the "Credit Deficiency"); and

        (e) the Net Value of Purchased Receivables which became Rejected Receivables since the prior Determination Date and which have not been repurchased or offset in the manner set forth in Section 5.3 (the "Rejected Amount").

The Servicer's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Servicer shall notify the Seller and the Purchaser of such determinations.

        Section 7.3 Distributions from Accounts.

        (a) No later than 11:00 a.m. on each Determination Date, following the determinations set forth in Section 7.2, the Servicer will notify the Trustee of such determinations and will cause the Trustee to withdraw in the following priority:

        (i) the Paid Receivables Amount from the Collection Account and deposit such amount in the Purchase Account;

        (ii) the Credit Deficiency, if any, from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

        (iii) the Rejected Amount, if any, from the Collection Account and deposit it in the Purchase Account; and

        (iv) the remaining amount from the Collection Account and pay such amount by wire transfer to the Seller.

        (b) Until the Termination Date on each Purchase Date following the Purchase on such date, the Servicer shall cause the Trustee to withdraw (i) all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve Account in excess of the Specified Credit Reserve Balance and (ii) all amounts deposited hereunder (net of withdrawals required hereunder) from the Medicare/Medicaid Offset Reserve Account in excess of the Specified Medicare/Medicaid Offset Reserve Balance and shall pay such amounts by wire transfer to the Seller.

        Section 7.4 Allocation of Moneys following Termination Date.

        (a) Following the Termination Date, the Servicer shall cause the Trustee to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, to withdraw an amount equal to the Program Fee from the Medicare/Medicaid Offset Reserve Account on each Purchase Date and deposit it in the Equity Account.

        (b) On the first Determination Date on which the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) (i) is less than 10% of the aggregate Net Value of Purchased Receivables (other than Defaulted Receivables) on the Termination Date and (ii) is less than the aggregate amounts deposited hereunder (net of withdrawals required hereunder) and remaining in the Seller Credit Reserve Account and the Medicare/Medicaid Offset Reserve Account, the Servicer shall cause the Trustee to withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Servicer shall cause the Trustee to disburse all remaining amounts held in the Collection Account, the Seller Credit Reserve Account and the Medicare/Medicaid Offset Reserve Account to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement shall be deemed terminated.

        Section 7.5 Accounting.

        The Servicer shall make all determinations of actual and required amounts in each of the accounts established pursuant to this Agreement, maintain detailed accounting records of all deposits and withdrawals for each such account, including the Seller and the Receivables with respect to which such deposits and withdrawals were made and notify the Trustee as to such determinations.

                                   ARTICLE VI

                         APPOINTMENT OF THE SUBSERVICER
                             AND SUCCESSOR SERVICER

        Section 8.1 Appointment of the Subservicer.

        The Servicer and the Purchaser hereby appoint the Seller to act as Subservicer hereunder. The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract and shall serve in such capacity, including in the event the Servicer has resigned or been terminated, until the termination of its responsibilities pursuant to Section 8.9, 8.11 or 9.1. The Subservicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. Notwithstanding any term or provision hereof to the contrary, the Seller, the Subservicer and the Purchaser hereby acknowledge and agree that the Servicer acts as agent hereunder for the Purchaser and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller or the Subservicer.

        Section 8.2 Additional Subservicers.

        The Subservicer may, with the prior consent of the Purchaser and the Servicer, which consent shall not be unreasonably withheld, subcontract with a Subservicer (each such servicer, an "Additional Subservicer") for collection, servicing or administration of the Receivables, provided, that (a) the Subservicer shall continue to perform its obligations with respect to collections of Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables, (b) the Subservicer shall remain liable for the performance of the duties and obligations of the Additional Subservicer pursuant to the terms hereof and (c) any subservicing agreement that may be entered into and any other transactions or services relating to the Purchased Receivables involving an Additional Subservicer (each such agreement, an "Additional Subservicing Agreement") shall be deemed to be between the Additional Subservicer and the Subservicer alone and the Purchaser and Servicer shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Additional Subservicer.

        Section 8.3 Duties and Responsibilities of the Subservicer.

        (a) The Subservicer shall conduct the servicing, administration and collection of the Purchased Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable, from time to time, all in accordance with
(i) customary and prudent servicing procedures for health care receivables of a similar type, and (ii) applicable laws, rules and regulations.

        (b) The duties of the Subservicer shall include, without limitation:

        (i) preparation and submission of claims to, and post-billing liaison with, Eligible Payors;

        (ii) arranging for the direct remittance of all Collections on Purchased Receivables to the Commercial Lockbox Account (other than Collections with respect to Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables, in respect of which it shall arrange for the direct remittance of such Collections to the Medicare Lockbox Account);

        (iii) remitting any Collections with respect to Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables it may receive directly for deposit in the Medicare Lockbox Account and remitting any Collections on other Purchased Receivables it may receive directly for deposit in the Commercial Lockbox Account, in each case no later than by the end of the day of receipt or the following Business Day if the day of receipt is not a Business Day;

        (iv) maintaining all necessary Servicing Records with respect to the Purchased Receivables and promptly delivering such reports to the Purchaser or the Servicer in respect of the servicing of the Purchased Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Purchaser or the Servicer may reasonably request;

        (v) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable);

        (vi) identifying each Purchased Receivable clearly and unambiguously in its Servicing Records to reflect that such Purchased Receivable is owned by the Purchaser;

        (vii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Purchased Receivables and related Contracts and Collections with respect thereto;

        (viii) preserving and maintaining its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized to perform obligations as Subservicer (including enforcement of collection of Purchased Receivables on behalf of the Purchaser) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Purchaser in the Purchased Receivables, (B) the collectibility of any Purchased Receivable or (C) the ability of the Subservicer to perform its obligations hereunder or under the Contracts;

        (ix) any time and from time to time at reasonable intervals upon notice to the Subservicer and during regular business hours, permitting the Purchaser, the Servicer or any of their agents or representatives, (A) to examine and make copies of and abstracts from all Servicing Records, and (B) to visit the offices and properties of the Subservicer for the purpose of examining such Servicing Records, and to discuss matters relating to the Receivables or the Subservicer's performance under this Agreement with any officer or employee of the Subservicer having knowledge of such matters;

        (x) at the request of the Servicer, maintaining at its own expense, a blanket fidelity bond with broad coverage, with responsible companies acceptable to the Servicer, on all officers, employees or other persons acting on behalf of the Subservicer in any capacity with regard to the Purchased Receivables, including those handling funds, money, documents and papers relating to the Purchased Receivables. Any such fidelity bond shall protect and insure the Subservicer (and through the Subservicer, the Servicer and the Purchaser) against losses commonly protected against by bonds of a similar type, including forgery, theft, embezzlement, fraud, and negligent acts of such persons and shall be maintained at a level acceptable to the Servicer. No provision of this Section requiring such fidelity bond shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. Any amounts received under any such bond with respect to Purchased Receivables shall be deposited by the Subservicer in the Collection Account and treated in the same manner as Collections with respect to such Purchased Receivables. Upon request of the Purchaser or the Servicer, the Subservicer shall cause to be delivered to the Purchaser and the Servicer a certification evidencing coverage under such fidelity bond. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond has been terminated or modified in a materially adverse manner, the Subservicer shall notify the Servicer of any such termination or modification;

        (xi) notifying the Purchaser and the Servicer of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by a Payor with respect to any Purchased Receivable; and

        (xii) providing the Purchaser and the Servicer with a report on each Determination Date in the form of Exhibit G.

        (c) Notwithstanding anything herein to the contrary, all collection functions in respect of Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables shall be performed in accordance with Medicaid Regulations, Medicare Regulations and CHAMPUS Regulations.

        (d) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

        Section 8.4 Authorization of the Servicer.

        The Seller hereby authorizes the Servicer (including any successors thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Receivables to the Purchaser, in the determination of the Servicer as the case may be, to collect all amounts due under any and all Purchased Receivables and process all Collections and related Remittance
Advices within five Business Days of receipt thereof. Further, the Servicer is authorized, to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own such Receivable. The Seller shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Purchased Receivables. Notwithstanding anything to the contrary contained herein, the Servicer shall have the absolute and unlimited right to direct the Subservicer to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon, repossess or take any other action which the Servicer deems necessary or advisable with respect thereto. In no event shall the Subservicer be entitled to make the Purchaser or the Servicer a party to any litigation without such party's express prior written consent.

        Section 8.5 Subservicing Fee; Subservicing Expenses.

        On each Purchase Date, the Subservicer shall be paid a subservicing fee by the Servicer for its performance as Subservicer hereunder (the "Subservicing Fee") from the Servicer's own funds in an amount equal to 6.5% of the Collections, if any, with respect to Purchased Receivables that were received by the Servicer during the period from the prior Determination Date to such Determination Date; provided that, if the Seller ceases to be Subservicer hereunder, the Servicer's obligation to pay the Subservicing Fee shall terminate. The Servicer shall offset the Subservicing Fee from the Subservicing Reserve to be deposited with the Servicer on such Purchase Date. In the event the Subservicing Fee is greater than the Subservicing Reserve to be deposited on such Purchase Date, the Servicer shall pay to the Subservicer an amount equal to the Net Subservicing Fee for such Purchase Date. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

        Section 8.6 Annual Statement as to Compliance.

        The Subservicer shall deliver to the Purchaser and the Servicer on or before September 30 of each year beginning with September 30, 1996, an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision;
(b) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all its obligations as Subservicer under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        Section 8.7 Transfer of Servicing Between Subservicer and Servicer.

        (a) Upon determination by the Servicer, with respect to any Purchased Receivable, that payment in full of such Purchased Receivable has not been received from the Payor within 150 days of the Discharge Date, the Servicer may and if the aggregate Net Value of such Receivables is greater than 10% of all outstanding Purchased Receivables, the Servicer shall, immediately give notice to the Subservicer that the Servicer will assume servicing of such Purchased Receivables. Thereupon, the Servicer shall assume the servicing responsibilities of Subservicer in respect of such Purchased Receivables. The Subservicer shall thereupon provide the Servicer with all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer).

        (b) Notwithstanding the provisions of the preceding clause (a), the Subservicer shall maintain ongoing payment records with respect to each Purchased Receivable serviced by the Servicer.

        (c) The Subservicer shall pay all fees and costs of the Servicer in connection with its duties under this Section 8.7.

        Section 8.8 Subservicer Not to Resign.

        The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced as to clause
(a) above by an opinion of counsel to such effect delivered to the Purchaser and the Servicer. No such resignation shall become effective until the Servicer shall have assumed the responsibilities and obligations of the Subservicer in accordance with Section 8.9.

        Section 8.9 Appointment of the Successor Subservicer.

        In connection with the termination of the Subservicer's responsibilities under this Agreement pursuant to Section 9.1, the Servicer may, in its discretion, except with respect to Section 9.1 in which case the Servicer shall,
(a) succeed to and assume all of the Subservicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement except with respect to Medicaid Receivables, Medicare Receivables and CHAMPUS Receivables or (b) require the Seller to continue to act as Subservicer for all of its outstanding Purchased Receivables at the time of the Event of Seller Default.

        Section 8.10 Duties of the Subservicer to the Successor Servicer.

        At any time following the succession of the Servicer to the responsibilities of Subservicer under Section 8.9(a):

        (a) The Subservicer agrees that it will terminate its activities as Subservicer hereunder, except its collection functions in respect of Medicaid, Medicare and CHAMPUS Receivables, in a manner acceptable to the Servicer so as to facilitate the transfer of servicing to the Servicer including, without limitation, timely delivery (i) to the Servicer of any funds that were required to be remitted to the Servicer for deposit in the Collection Account, and (ii) to the Servicer, at a place selected by the Servicer, of all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties under the Agreement (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer). The Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

        (b) The Subservicer shall terminate each Additional Subservicing Agreement that may have been entered into and the Servicer shall not be deemed to have assumed any of the Subservicer's interest therein or to have replaced the Subservicer as a party to any such Additional Subservicing Agreement.

        (c) Notwithstanding any termination of the Seller as Subservicer hereunder, the Seller agrees that it will continue to follow the procedures set forth in Section 8.3(b)(iii) with respect to Collections on Purchased Receivables.

        Section 8.11 Effect of Termination or Resignation.

        Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser or the Servicer may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.


                                   ARTICLE VII
                            EVENTS OF SELLER DEFAULT

        Section 9.1 Events of Seller Default.

        If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

        (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement;

        (b) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Seller resulting in a demand or call (automatic or otherwise) for the satisfaction of such Debt;

        (c) The Seller shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth in this subsection;

        (d) Judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $100,000 in the aggregate against the Seller or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more;

        (e) There is a material breach of any of the representations and warranties of the Seller set forth in Sections 5.1 or 5.2 that has remained uncured for a period of 30 days after delivery of written notice thereof to Seller;

        (f) Any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of the Seller or with regard to the Seller other than a lien that does not materially adversely affect the financial condition of the Seller or the Seller's ability to perform as Subservicer and that (1) is limited by its terms to assets other than Receivables or (2) remains undischarged for a period of 30 days;

        (g) As of the first day of any month, the aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables (other than those with respect to which a withdrawal has previously been made from the Medicare/Medicaid Offset Reserve Account) during the prior three-month period shall exceed 8% of the average aggregate Net Values of all Purchased Receivables then owned by the Purchaser (other than Defaulted Receivables) at the end of each of such three months;

        (h) The Servicer shall have reasonably determined that any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Seller, the ability of the Seller to collect Purchased Receivables in its capacity as Subservicer or the ability of the Seller (either as Seller or Subservicer) to perform hereunder has occurred;

        (i) A deterioration has taken place in the quality of servicing of Purchased Receivables or other Receivables serviced by the Seller (in its capacity as Subservicer) which the Servicer, in its sole discretion, determines to be material;

        (j) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

        (k) The Lockbox Account Agreement shall have been amended or terminated without the written consent of the Purchaser and the Servicer;

        (l) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for more than 30 days;

        (m) The amount deposited hereunder (net of withdrawals required hereunder) in the Medicare/Medicaid Offset Reserve Account has remained at less than the Specified Medicare/Medicaid Offset Reserve Balance for more than 30 days; or

        (n) Principal Amortization Event shall have been declared;
then and in any such event, the Servicer shall, by notice to the Seller and the Purchaser declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller and the Purchaser shall make no further Purchases from the Seller. Upon any such declaration or automatic occurrence, the Purchaser and the Servicer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.


                                  ARTICLE VIII
                                 INDEMNIFICATION

        Section 10.1 Indemnities by the Seller.

        (a) Without limiting any other rights that the Purchaser, the Servicer, or any director, officer, employee or agent of either such party (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's obligations (including its obligations as Subservicer) under this Agreement or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse for unpaid Purchased Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

        (A) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement (except with respect to a Purchased Receivable, as to which the Purchaser's remedies are set forth in Section 5.3, any report or any other information delivered by the Seller pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

        (B) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related Contract, or the nonconformity of any Purchased Receivable or the related Contract with any such applicable law, rule or regulation; or

        (C) the failure to vest and maintain vested in the Purchaser, or to transfer to the Purchaser, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the Purchase of such Receivable or at any time thereafter.

        (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.


                                   ARTICLE XI
                                  MISCELLANEOUS

        Section 11.1 Notices, Etc.

        All notices and other communications provided for hereunder shall, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

        Section 11.2 Remedies.

        No failure on the part of the Purchaser or the Servicer to exercise, and no delay in exercising, any right hereunder or under any Purchase Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 11.3 Binding Effect; Assignability.

        This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser, the Servicer and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Servicer. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Seller or the Subservicer. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder to the Trustee for the benefit of third parties. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Servicer pursuant to
Article III and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

        Section 11.4 Costs, Expenses and Taxes.

        (a) In addition to the rights of indemnification under , the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, and the other documents to be delivered hereunder, including, without limitation: (i) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or the Servicer with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Purchase Assignment or the other documents to be delivered hereunder; and (ii) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, each Purchase Assignment or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        (b) If the Seller or the Subservicer fails to perform any agreement or obligation contained herein, the Purchaser may, or may direct the Servicer to, (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Purchaser or the Servicer incurred in connection therewith shall be payable by the party which has failed to so perform upon the Purchaser's or the Servicer's demand therefor.

        Section 11.5 No Proceedings.

        The Seller and the Subservicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser any proceeding of the type referred to in Section 9.1(c) so long as there shall not have elapsed one year plus one day since the latest maturing Note has been paid in full in cash.

        Section 11.6 Amendments; Waivers; Consents.

        No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Seller or the Subservicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller or the Subservicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer, the Purchaser and the Servicer, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

        Section 11.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

        (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR

PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

        (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS PURCHASER AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

        Section 11.8 Execution in Counterparts; Severability.

        This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BURLINGTON WOODS CONVALESCENT
                                        CENTER, INC., as Seller and as
                                        Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-2250
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        115 Sunset Road
                                        Burlington, NJ  08016


                                        CRESTVIEW CONVALESCENT HOME, INC.,
                                        as Seller and as Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-2250
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Crestview Wyncote Convalescent Center
                                        Church Road
                                        Wyncote, PA  19095

                                        CRESTVIEW NORTH, INC., as Seller
                                        and as Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-2250
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Crestview North Nursing and
                                        Rehabilitation Center
                                        202 Toll Gate Road
                                        Langhorne, PA  19047

                                        DIVERSIFIED DIAGNOSTICS INCORPORATED,
                                        as Seller and as Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 471-4077
                                        Telecopier number: (215) 748-8168

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        GERIATRIC AND MEDICAL SERVICES, INC.
                                        (NJ), as Seller and as Subservicer

                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-2250
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Cooper River East Convalescent Center
                                        5101 North Park Drive
                                        Pennsauken, NJ  08109

                                        Cooper River West Convalescent Center
                                        5101 North Park Drive
                                        Pennsauken, NJ  08109

                                        Care Center of Lopatcong
                                        Red School Lane & Coventry Drive
                                        Phillipsburg, NJ  08865

                                        Care Center of Phillipsburg
                                        843 Wilbur Avenue
                                        Phillipsburg, NJ  08865

                                        Lacey Nursing and Rehabilitation Center
                                        916 Lacey Road
                                        Forked River, NJ  08731


                                        GERIATRIC AND MEDICAL SERVICES, INC.
                                        (PA), as Seller and as Subservicer



                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-2250
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Brandywine Hall Care Center
                                        800 West Miner Street
                                        West Chester, PA  19382

                                        Fairview Care Center of Paper Mill Road
                                        850 Paper Mill Road
                                        Philadelphia, PA  19118

                                        Mayo Nursing and Convalescent Center
                                        650 Edison Avenue
                                        Philadelphia, PA  19116

                                        Silver Stream Nursing and
                                        Rehabilitation Center
                                        905 Penllyn Pike
                                        Spring House, PA  19477

                                        Fairview Care Center of Bethlehem Pike
                                        184 Bethlehem Pike
                                        Philadelphia, PA  19118

                                        Rittenhouse Care Center
                                        1526 Lombard Street
                                        Philadelphia, PA  19146

                                        Hamilton Arms Nursing & Rehabilitation
                                        Center
                                        336 West End Avenue
                                        Lancaster, PA  17603

                                        GMC MEDICAL CONSULTING SERVICES, INC.,
                                        as Seller and as Subservicer



                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 748-8836
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Rehab Technologies

                                        HCHS, Inc., as Seller and as Subservicer



                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 748-8802
                                        Telecopier number: (215) 748-8118

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        HealthCare Hospitality Services

                                        HSS-PARA TRANSIT, INC., as Seller and
                                        as Subservicer



                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 4730 Market Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-3800
                                        Telecopier number: (215) 471-8187

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        INNOVATIVE PHARMACY SERVICES, INC.,
                                        as Seller and as Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 476-8412
                                        Telecopier number: (215) 748-8898

                                        Additional locations at which Records
                                        are maintained:

                                        1001 Lower Landing Road
                                        Blackwood, NJ  08801

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Nursing Home Support Services

                                        f/k/a Kings Highway Pharmacy Services,
                                        Inc.

                                        LIFE SUPPORT AMBULANCE, INC.,
                                        as Seller and as Subservicer



                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 4730 Market Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 471-7170
                                        Telecopier number: (215) 471-8187

                                        Additional locations at which Records
                                        are maintained:

                                        ------------------------------------
                                        ------------------------------------
                                        ------------------------------------

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        Valley Medical Services

                                        22 Sixth Street
                                        Easton, PA  18042

                                        2009 Darby Road
                                        Havertown, PA  19083

                                        UNITED HEALTH CARE SERVICES, INC.,
                                        as Seller and as Subservicer


                                        By:
                                            -------------------------------
                                        Name: James J. O'Malley
                                        Title: Vice President

                                        Address at which the chief executive
                                        office is located:

                                        Address: 5601 Chestnut Street
                                                 Philadelphia, PA 19139
                                        Attention: Arthur A. Carr, Jr.
                                        Phone number:      (215) 474-2432
                                        Telecopier number: (215) 748-8117

                                        Additional locations at which Records
                                        are maintained:


                                        207 Clifton Boulevard
                                        Clifton, NJ  07011

                                        RD 9, P. O. Box 9384
                                        Reading, PA  19005

                                        201 Parkway View Drive
                                        Pittsburgh, PA  19605

                                        Additional names under which, and
                                        locations at which, Seller does
                                        business:

                                        207 Clifton Boulevard
                                        Clifton, NJ  07011

                                        RD 9, P.O. Box 9384
                                        Reading, PA  19005

                                        201 Parkway View Drive
                                        Pittsburgh, PA  19605

                                        Jeanes Medical Equipment Co.
                                        GHC Home Health Care
                                        Suburban Home Health Care
                                        Lower Bucks Home Medical Equipment Co.
                                        West Philadelphia Health Partners
                                        Doylestown Medical Equipment Co.
                                        MCP Home Health Care
                                        Osteopathic Medical Equipment Co.
                                        Roxborough Medical Equipment Co.

                                        NPF V, INC.



                                        By:
                                            --------------------------------
                                        Name: Lance K. Poulsen
                                        Title: Chairman

                                        Address:           6125 Memorial Drive
                                                           Dublin, OH  43017
                                        Attention:         Donald H. Ayers
                                        Phone number:      (614) 764-9944
                                        Telecopier number: (614) 764-0602

                                        NATIONAL PREMIER FINANCIAL
                                        SERVICES, INC.



                                        By:
                                            --------------------------------
                                        Name: Lance K. Poulsen
                                        Title: President

                                        Address:           6125 Memorial Drive
                                                           Dublin, OH  43017
                                        Attention:         Lance K. Poulsen
                                        Phone number:      (614) 764-9944
                                        Telecopier number: (614) 764-0602

                                                                      SCHEDULE 1


                           INELIGIBLE MEDICAID STATES

        None. This Schedule 1 may be unilaterally amended from time to time by the Servicer without the consent of any of the other parties hereto.


                                      1-1

                                                                      SCHEDULE 2

                     INELIGIBLE BLUE CROSS/BLUE SHIELD PLANS

        None. This Schedule 2 may be unilaterally amended from time to time by the Servicer without the consent of any of the other parties hereto.


                                       2-1

                                                                      SCHEDULE 3
                       SELLER'S PAYOR AND PROVIDER NUMBERS


             Name of Seller                           Provider Numbers
             --------------                           ----------------

Burlington Woods Convalescent Center, Inc.             Medicare: 31-5050
                                                       Medicaid: 4465806
                                                       Blue Cross: 5908

Crestview Convalescent Home, Inc.                      Medicare: 39-5481
Crestview Wyncote Convalescent Center                  Medicaid: 0810495
                                                       Blue Cross: 5831

Crestview North, Inc.                                  Medicare: 39-5459
Crestview North Nursing and Rehabilitation Center      Medicaid: 0833284
                                                       Blue Cross: 5817

Diversified Diagnostics Incorporated                   Medicare: 309085
                                                       Medicare: 307336
                                                       Medicaid: PA 1147830

Geriatric and Medical Services, Inc. (NJ)
Cooper River East Convalescent Center                  Medicare: 31-5296
                                                       Medicaid: 4469305
                                                       Blue Cross: 5758

Cooper River West Convalescent Center                  Medicare: 31-5225
                                                       Medicaid: 4470109
                                                       Blue Cross: 5758

Care Center of Lopatcong                               Medicare: 31-5202
                                                       Medicaid: 4506502
                                                       Blue Cross: 6875

Care Center of Phillipsburg                            Medicare: 31-5311
                                                       Medicaid: 4506600
                                                       Blue Cross: N/A

Lacey Nursing and Rehabilitation Center                Medicare: 31-5258
                                                       Medicaid: 44905209
                                                       Blue Cross: N/A

                                       3-1

Geriatric and Medical Services, Inc. (PA)
Brandywine Hall Care Center                            Medicare: 39-5740
                                                       Medicaid: 0987164
                                                       Blue Cross: 5898

Fairview Care Center of Paper Mill Road                Medicare: 39-5545B
                                                       Medicaid: 0987173
                                                       Blue Cross: 5847

Mayo Nursing and Convalescent Center                   Medicare: 39-5084
                                                       Medicaid: 0969504
                                                       Blue Cross: 5921

Silver Stream Nursing and Rehabilitation Center        Medicare: 39-5354
                                                       Medicaid: 0969513
                                                       Blue Cross: 5932

Fairview Care Center of Bethlehem Pike                 Medicare: 39-5782
                                                       Medicaid: 0987155
                                                       Blue Cross: 5957

Rittenhouse Care Center                                Medicare: 39-5485
                                                       Medicaid: 0969999
                                                       Blue Cross: 5819

Hamilton Arms Nursing & Rehabilitation Center          Medicare: 39-5224
                                                       Medicaid: 0969489
                                                       Blue Cross: 5829

GMC Medical Consulting Services, Inc.                  N/A
Rehab Technologies

HCHS, Inc.                                             N/A
HealthCare Hospitality Services

HSS-Para Transit, Inc.                                 N/A

Innovative Pharmacy Services, Inc.                     Medicare: N/A
f/k/a Kings Highway Pharmacy Services, Inc.            Medicaid: NJ 4389000
                                                       Medicaid: PA 239628
                                                       Blue Cross: N/A
                                      3-2

Nursing Home Support Services                          Medicare: P184920001
                                                                 P184930002
                                                                 216346
                                                                 216342
                                                       Medicaid:  N/A

Life Support Ambulance, Inc.                           Medicare: 208295
                                                       Medicaid: PA 1174560
                                                       Medicaid: NJ  3569306
                                                       Blue Cross: N/A

United Health Care Services, Inc.
Philadelphia, PA                                       Medicare: 281670
                                                                 214541
                                                       Medicaid: 1097380

Clifton, NJ                                            Medicare: 214542
                                                                 214543
                                                       Medicaid: 3563502

Reading, PA                                            Medicare: 218321
                                                       Medicaid: 723513

Pittsburgh, PA                                         Medicare: 214540
                                                       Medicaid: 1407240

Jeanes Medical Equipment Co.                           Medicare: 203344
                                                       Medicaid: 1137252

GHC Home Health Care                                   Medicare: 201777
                                                       Medicaid: 1137243

Suburban Home Health Care                              Medicare: 207780
                                                       Medicaid: 1067210

Lower Bucks Home Medical Equipment Co.                 Medicare: 208103
                                                       Medicaid: N/A

West Philadelphia Health Partners                      Medicare: 212891
                                                       Medicaid: 1097380

                                      3-3

Doylestown Medical Equipment Co.                       Medicare: 216347
                                                       Medicaid: N/A

MCP Home Health Care                                   Medicare: 206112
                                                       Medicaid: 1137270

Osteopathic Medical Equipment Co.                      Medicare: 209133
                                                       Medicaid: N/A

Roxborough Medical Equipment Co.                       Medicare: 207993
                                                       Medicaid: 1137243


                                      3-4

                                                                     SCHEDULE 4

               LIST OF NAMES UNDER WHICH SELLER IS DOING BUSINESS
                 AND ADDRESSES AT WHICH SELLER IS DOING BUSINESS


    Names Under Which Seller Is                      Addresses At Which
   Doing Business and Payee Names                 Seller Is Doing Business
   ------------------------------                 ------------------------
Burlington Woods Convalescent Center, Inc.        5601 Chestnut Street
                                                  Philadelphia, PA  19139

                                                  115 Sunset Road
                                                  Burlington, NJ  08016

Crestview Convalescent Home, Inc.                 5601 Chestnut Street
                                                  Philadelphia, PA  19139

Crestview Wyncote Convalescent Center             Church Road
                                                  Wyncote, PA  19095

Crestview North, Inc.                             5601 Chestnut Street
                                                  Philadelphia, PA  19139

Crestview North Nursing and                       202 Toll Gate Road
 Rehabilitation Center                            Langhorne, PA  19047



Diversified Diagnostics Incorporated              5601 Chestnut Street
                                                  Philadelphia, PA  19139

Geriatric and Medical Services,                   5601 Chestnut Street
 Inc. (NJ)                                        Philadelphia, PA  19139

Cooper River East Convalescent Center             5101 North Park Drive
Cooper River West Convalescent Center             Pennsauken, NJ  08109

Care Center of Lopatcong                          Red School Lane &
                                                    Coventry Drive
                                                  Phillipsburg, NJ  08865

Care Center of Phillipsburg                       843 Wilbur Avenue
                                                  Phillipsburg, NJ  08865
                                      4-1

Lacey Nursing and Rehabilitation Center           916 Lacey Road
                                                  Forked River, NJ  08731

Geriatric and Medical Services,                   5601 Chestnut Street
 Inc. (PA)                                        Philadelphia, PA  19139

Brandywine Hall Care Center                       800 West Miner Street
                                                  West Chester, PA  19382

Fairview Care Center of Paper Mill Road           850 Paper Mill Road
                                                  Philadelphia, PA  19118

Mayo Nursing and Convalescent Center              650 Edison Avenue
                                                  Philadelphia, PA  19116

Silver Stream Nursing and                         905 Penllyn Pike
 Rehabilitation Center                            Spring House, PA  19477

Fairview Care Center of Bethlehem Pike            184 Bethlehem Pike
                                                  Philadelphia, PA 19118

Rittenhouse Care Center                           1526 Lombard Street
                                                  Philadelphia, PA 19146

Hamilton Arms Nursing &                           336 West End Avenue
Rehabilitation Center                             Lancaster, PA 17603

GMC Medical Consulting Services,                  5601 Chestnut Street
 Inc. Rehab Technologies                          Philadelphia, PA  19139

HCHS, Inc.                                        5601 Chestnut Street
HealthCare Hospitality Services                   Philadelphia, PA  19139

HSS-Para Transit, Inc.                            4730 Market Street
                                                  Philadelphia, PA  19139

Innovative Pharmacy Services, Inc.                5601 Chestnut Street
f/k/a Kings Highway Pharmacy Services, Inc.       Philadelphia, PA  19139

                                                  1001 Lower Landing Road
                                                  Blackwood, NJ  08801
                                      4-2

Nursing Home Support Services                     5601 Chestnut Street
                                                  Philadelphia, PA  19139

Life Support Ambulance, Inc.                      4730 Market Street
                                                  Philadelphia, PA  19139

                                                  2009 Darby Road
                                                  Havertown, PA  19083

Valley Medical Services                           22 Sixth Street
                                                  Easton, PA  18042

United Health Care Services, Inc.                 5601 Chestnut Street
                                                  Philadelphia, PA  19139

                                                  207 Clifton Boulevard
                                                  Clifton, NJ  07011

                                                  RD 9, P. O. Box 9384
                                                  Reading, PA  19005

                                                  201 Parkway View Drive
                                                  Pittsburgh, PA  19605

Jeanes Medical Equipment Co.                      5601 Chestnut Street
                                                  Philadelphia, PA  19139

GHC Home Health Care                              5601 Chestnut Street
                                                  Philadelphia, PA  19139

Suburban Home Health Care                         5601 Chestnut Street
                                                  Philadelphia, PA  19139

Lower Bucks Home Medical Equipment Co.            5601 Chestnut Street
                                                  Philadelphia, PA  19139

West Philadelphia Health Partners                 5601 Chestnut Street
                                                  Philadelphia, PA  19139

Doylestown Medical Equipment Co.                  5601 Chestnut Street
                                                  Philadelphia, PA  19139

                                      4-3

MCP Home Health Care                              5601 Chestnut Street
                                                  Philadelphia, PA  19139

Osteopathic Medical Equipment Co.                 5601 Chestnut Street
                                                  Philadelphia, PA  19139

Roxborough Medical Equipment Co.                  5601 Chestnut Street
                                                  Philadelphia, PA  19139

                                      4-4

                                                                     SCHEDULE 5

           LIST OF SELLER NAMES, STATE IN WHICH SELLER IS INCORPORATED
              AND STATE IN WHICH SELLER IS QUALIFIED TO DO BUSINESS

                                                     State of              State Qualified
            Names of Sellers                      Incorporation             To Do Business
            ----------------                      -------------             --------------

Burlington Woods Convalescent Center, Inc.         New Jersey                 New Jersey

Crestview Convalescent Home, Inc.                  Pennsylvania               Pennsylvania

Crestview North, Inc.                              Pennsylvania               Pennsylvania

Diversified Diagnostics Incorporated               Pennsylvania               Pennsylvania
                                                                              New Jersey

Geriatric and Medical Services, Inc. (NJ)          New Jersey                 New Jersey
                                                                              Pennsylvania

Geriatric and Medical Services, Inc. (PA)          New Jersey                 New Jersey
                                                                              Pennsylvania

GMC Medical Consulting Services, Inc.              Pennsylvania               Pennsylvania
                                                                              New Jersey

HCHS, Inc.                                         Pennsylvania               Pennsylvania
                                                                              New Jersey

HSS-Para Transit, Inc.                             Pennsylvania               Pennsylvania

Innovative Pharmacy Services, Inc. f/k/a           New Jersey                 New Jersey
Kings Highway Pharmacy Services, Inc.                                         Pennsylvania

Life Support Ambulance, Inc.                       Pennsylvania               Pennsylvania
                                                                              New Jersey

United Health Care Services, Inc.                  Pennsylvania               Pennsylvania
                                                                              New Jersey
                                                                              California
                                                                              Maryland

                                      5-1

                                                                     SCHEDULE 6

                              PURCHASE COMMITMENTS


Names of Sellers                                        Purchase Commitment
- ----------------                                        -------------------

Burlington Woods Convalescent Center, Inc.                  $  900,000

Crestview Convalescent Home, Inc.                              600,000

Crestview North, Inc.                                          700,000

Diversified Diagnostics Incorporated                         1,300,000

Geriatric and Medical Services, Inc. (NJ)                    3,200,000

Geriatric and Medical Services, Inc. (PA)                    4,400,000

GMC Medical Consulting Services, Inc.                          600,000

HCHS, Inc.                                                   1,250,000

HSS-Para Transit, Inc.                                         150,000

Innovative Pharmacy Services, Inc. f/k/a                     4,000,000
Kings Highway Pharmacy Services, Inc.

Life Support Ambulance, Inc.                                 2,800,000

United Health Care Services, Inc.                            5,100,000



                                      6-1

                                                                     SCHEDULE 7
           DATE OF MEDICARE AND MEDICAID COST REPORTS FOR EACH SELLER



                                      7-1

                                                                     SCHEDULE 8
                                 PURCHASE DATES

Names of Sellers                                               Purchase Date
- ----------------                                               -------------

Burlington Woods Convalescent Center, Inc.                       Monday

Crestview Convalescent Home, Inc.                                Monday

Crestview North, Inc.                                            Monday

Diversified Diagnostics Incorporated                             Tuesday

Geriatric and Medical Services, Inc. (NJ)                        Wednesday

Geriatric and Medical Services, Inc. (PA)                        Wednesday

GMC Medical Consulting Services, Inc.                            Wednesday

HCHS, Inc.                                                       Wednesday

HSS-Para Transit, Inc.                                           Tuesday

Innovative Pharmacy Services, Inc. f/k/a                         Monday
Kings Highway Pharmacy Services, Inc.

Life Support Ambulance, Inc.                                     Tuesday

United Health Care Services, Inc.                                Friday



                                      8-1

                                                                     SCHEDULE 9


                            DISCLOSURES BY THE SELLER



                                      9-1